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                                                                    EXHIBIT 23.1



                    INDEPENDENT AUDITORS' CONSENT


        We consent to the incorporation by reference in this Registration of Lightbridge, Inc. on Form S-8 of our report dated February 4, 1997 (except for
Note 2, "Recent Accounting Pronouncement," and Note 4, as to which the dates are March 5, 1997), appearing in the Annual Report on Form 10-K of Lightbridge, Inc. for the year ended December 31, 1996 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


DELOITTE & TOUCHE LLP


Boston, Massachusetts
March 25, 1997